Exhibit 99.04
EXHIBIT 12.01

EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

Computation of Ratios of Earnings to Fixed Charges (1)

(Dollars in millions)	2011		2010		2009		2008		2007

Earnings from continuing operations before income taxes	$880		$618		$185		$131		$775
Add:
Interest expense	83		105		85		95		107
Appropriate portion of rental expense (2)	17		14		12		14		17
Amortization of capitalized interest	7		7		8		7		8
Earnings (loss) as adjusted	$987		$744		$290		$247		$907

Fixed charges:
Interest expense	$83		$105		$85		$95		$107
Appropriate portion of rental expense (2)	17		14		12		14		17
Capitalized interest	9		3		14		9		8
Total fixed charges	$109		$122		$111		$118		$132

Ratio of earnings to fixed charges	9.1	x	6.1	x	2.6	x	2.1	x	6.9	x

(1)
The Company completed the sale of the polyethylene terephthalate ("PET") business, related assets at the Columbia, South Carolina, site, and technology of its Performance Polymers segment on January 31, 2011.  The PET business, assets, and technology sold were substantially all of the Performance Polymers segment.  Performance Polymers segment operating results are presented as discontinued operations for all periods presented.  For additional information, see Note 4, "Discontinued Operations and Assets Held for Sale" to the Company's consolidated financial statements in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2012.

(2)	For all periods presented, the interest component of rental expense is estimated to equal one-third of such expense.

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